Exhibit 15

October 14, 2002


The Board of Directors and Shareholders
Emmis Communications Corporation and Subsidiaries

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83890, 333-14657, 333-42878, 333-71904 and 333-92318) of Emmis
Communications Corporation and the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62172) of Emmis Communications Corporation and Emmis Operating Company (collectively, "Emmis") of our report dated September 26, 2002 relating to the unaudited condensed consolidated interim financial statements of Emmis Communications Corporation and Emmis Operating Company that are included in Emmis' Form 10-Q for the quarter ended August 31, 2002. Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933. It should be noted that we have not performed any procedures subsequent to September 26, 2002.

Very truly yours,



/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP


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